NEWS RELEASE

Contact:	Curt Lindeman, General Counsel
U.S. Concrete, Inc.
713-499-6222

FOR IMMEDIATE RELEASE

U.S. CONCRETE COMPLETES TRANSACTIONS
•	Purchases plants in west Texas
•	Exits Michigan market

HOUSTON, TX – October 1, 2010 – U.S. Concrete, Inc. today announced that it has acquired three ready-mixed concrete plants and related assets in the Company’s west Texas market.  The assets acquired will be integrated into U.S. Concrete’s existing Ingram Concrete operations.  In addition, the Company exited the Michigan market with the divestiture of its interest in Superior Materials Holdings, LLC, the Company’s Michigan joint venture. In connection with the divestiture of Superior, the Company will make certain cash contributions to the joint venture in return for a release of certain liabilities and obligations and indemnification related to contingent underfunded pension liabilities.

“Exiting the depressed Michigan market represents an important step in our long-term strategic plan.  It removes a material uncertainty concerning our future financial condition and will result in an immediate improvement in our operating cash flow,” stated Michael W. Harlan, President and Chief Executive Officer. “The purchase of these assets in our west Texas market furthers our emphasis on those markets where we are vertically integrated in aggregates.  In addition, this transaction strengthens our competitive position in a profitable market area.”

About U.S. Concrete

U.S. Concrete services the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and concrete-related products; and precast concrete.  Following the divestiture of the Company’s interest in Superior Materials Holdings, the Company has 101 fixed and 11 portable ready-mixed concrete plants, seven precast concrete plants and seven producing aggregates facilities. During 2009 (including acquired volumes, but excluding Superior Materials Holdings), these plant facilities produced approximately 4.0 million cubic yards of ready-mixed concrete and 3.0 million tons of aggregates.  For more information on U.S. Concrete, visit www.us-concrete.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various forward-looking statements and information that are based on management's beliefs, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to: the effect of exiting the Michigan market on the Company’s current or future financial condition, long-term strategic plan or operating cash flow; the Company’s emphasis on markets where we are vertically integrated in aggregates; and the effect of the acquisition of the west Texas assets on our competitive position in that market. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry, the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission; including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2009 and its Form 10-Q for the six months ended June 30, 2010.

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